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                                        BDO Seidman, LLP
                                        Accountants and Consultants
                                        1700 Market Street
                                        Philadelphia, Pennsylvania 19103
                                        Telephone: (215) 636-5500
                                        Fax: (215) 636-5501



March 28, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 22, 2001, to be filed by our former client, ClearLogic, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm, except as it relates to the following:

1. BDO Seidman, LLP issued their report on the Registrant's financial statements for the years ended December 31, 1999 and 1998, and did not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles.

2. BDO Seidman, LLP was not engaged by the Registrant to review its Form 10QSB filing for the period ended September 30, 2000 and is therefore not in a position to comment on said filing.

                                        Very truly yours,

                                        /s/  BDO Seidman, LLP
                                        ----------------------
                                        BDO Seidman, LLP
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[LOGO]
                                        BDO Seidman, LLP
                                        Accountants and Consultants
                                        1700 Market Street
                                        Philadelphia, Pennsylvania 19103
                                        Telephone: (215) 636-5500
                                        Fax: (215) 636-5501


March 28, 2001

Mr. Philip S. Burnham
Chief Executive Officer
ClearLogic, Inc.
41 South Haddon Avenue
Haddonfield, New Jersey 08033

Dear Mr. Burnham:

       This is to confirm that the client-auditor relationship between ClearLogic, Inc. (Commission File Number: 000-24376) and BDO Seidman, LLP has ceased.

                                        Very truly yours,

                                        /s/  BDO Seidman, LLP
                                        ----------------------
                                        BDO Seidman, LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549